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                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                           SELIGMAN PORTFOLIOS, INC.,
                             SELIGMAN ADVISORS, INC.
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2000 Fund Participation Agreement, as amended, among Seligman Portfolios, Inc. (the "Funds"), Seligman Advisors, Inc. and Jefferson National Life Insurance Company (formerly Conseco Variable Insurance Company) (the "Insurance Company") as follows:

          1. All references to "Conseco Variable Insurance Company" are hereby changed to "Jefferson National Life Insurance Company", effective May 1, 2003. This change reflects the change in the Company's name from Conseco Variable Insurance Company to Jefferson National Life Insurance Company.

          2. Schedule A thereto is hereby modified by changing the names of the existing asset sub-accounts from "Conseco Variable Annuity Accounts C, E, F, G, H, I" and "Conseco Variable Account L" to "Jefferson National Life Annuity Accounts C, E, F, G, H, I" and "Jefferson National Life Account L" to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

                    - Jefferson National Life Annuity Account C
                    - Jefferson National Life Annuity Account E
                    - Jefferson National Life Annuity Account F
                    - Jefferson National Life Annuity Account G
                    - Jefferson National Life Annuity Account H
                    - Jefferson National Life Annuity Account I
                    -Jefferson National Life Account L

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          3.   All other terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, August 5, 2003.

                                          SELIGMAN PORTFOLIOS, INC.

                                          By:  /s/ Brian T. Zino
                                               -----------------
                                          Name: Brian T. Zino
                                          Title: President


                                          SELIGMAN ADVISORS, INC.

                                          By:  /s/  Stephen J. Hodgdon
                                               -----------------------
                                          Name: Stephen J. Hodgdon
                                          Title: President

                                          JEFFERSON NATIONAL LIFE INSURANCE
                                          COMPANY

                                          By:  /s/ Craig A. Hawley
                                               -------------------

                                          Name: Craig A. Hawley
                                          Title: General Counsel